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                                   EXHIBIT 10

                   BASSETT FURNITURE INDUSTRIES, INCORPORATED
                            1997 EMPLOYEE STOCK PLAN





                        Effective Date: November 5, 1997
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CONTENTS


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                                                                                       PAGE
Article 1. Establishment, Purpose, and Duration                                         1

Article 2. Definitions                                                                  1

Article 3. Administration                                                               5

Article 4. Shares Subject to the Plan                                                   6

Article 5. Eligibility and Participation                                                7

Article 6. Stock Options                                                                7

Article 7. Stock Appreciation Rights                                                   10

Article 8. Payment Shares and Restricted Stock                                         12

Article 9. Performance Shares                                                          13

Article 10. Performance Measures                                                       14

Article 11. Beneficiary Designation                                                    15

Article 12. Deferrals                                                                  15

Article 13. Rights of Key Employees                                                    15

Article 14. Change in Control                                                          16

Article 15. Amendment, Modification, and Termination                                   18

Article 16. Withholding                                                                19

Article 17. Indemnification                                                            19

Article 18. Successors                                                                 20

Article 19. Legal Construction                                                         20

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BASSETT FURNITURE INDUSTRIES, INCORPORATED
1997 EMPLOYEE STOCK PLAN

ARTICLE 1. ESTABLISHMENT, PURPOSE, AND DURATION

          1.1 ESTABLISHMENT OF THE PLAN. Bassett Furniture Industries, Incorporated, a Virginia corporation (hereinafter referred to as the "Company"), hereby establishes an incentive compensation plan to be known as the "Bassett Furniture Industries, Incorporated Employee Stock Plan" (hereinafter referred to as the "Plan"), as set forth in this document. The Plan permits the payment of compensation in shares of the Company's common stock in lieu of cash and the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, and Performance Shares.

          Subject to approval by the Company's shareholders, the Plan shall become effective as of November 5, 1997 (the "Effective Date") and shall remain in effect as provided in Section 1.3 hereof. The Plan shall not become effective unless shareholder approval is obtained.

          1.2 PURPOSE OF THE PLAN. The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of Participants to those of the Company's shareholders, and by providing Participants with an incentive for outstanding performance.

          The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants upon whose judgment, interest and special effort the successful conduct of its operation largely is dependent.

          1.3 DURATION OF THE PLAN. The Plan shall commence on the Effective Date, as described in Section 1.1 hereof, and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 15 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions. However, in no event may an Award of an ISO be granted under the Plan after November 4, 2007.

ARTICLE 2. DEFINITIONS

          Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

          2.1 "AWARD" means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Payment Shares or Performance Shares.


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          2.2         "AWARD AGREEMENT" means an agreement entered into by the
Company and each Participant setting forth the terms and provisions applicable to Awards granted under this Plan.

          2.3 "BOARD" or "BOARD OF DIRECTORS" means the Board of Directors of the Company.

          2.4 "CHANGE IN CONTROL" means and shall be deemed to have occurred upon, any of the following events:

                      (i) The acquisition by any person, individual, entity or "group" (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange
Act) (collectively, "Persons") of beneficial ownership (the phrases "beneficial ownership," "beneficial owners" and "beneficially owned" as used herein being within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (i) the then outstanding shares of Common Stock (the "Outstanding Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company or any of its subsidiaries, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries, (iv) any acquisition by any corporation with respect to which, following such acquisition, more than 75% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors are then beneficially owned by all or substantially all of the Persons who were the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such acquisition in substantially the same proportions as their beneficial ownership, immediately prior to such acquisition, of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be; or

                      (ii) Individuals who, as of November 5, 1997, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual who becomes a director subsequent to November 5, 1997 and whose election, or whose nomination for election by the Company's shareholders, to the Board of Directors was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act), other actual or threatened solicitation of proxies or consents or an actual or threatened tender offer; or

                      (iii) Approval by the shareholders of the Company of a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the Persons who were the beneficial owners, respectively, of the Outstanding Common Stock and


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Outstanding Voting Securities immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own more than 75% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation in substantially the same proportions as their beneficial ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be; or

                      (iv) Approval by the shareholders of the Company of (i) a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, more than 75% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned by all or substantially all of the Persons who were the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their beneficial ownership, immediately prior to such sale or other disposition, of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be.

          2.5 "CODE" means the Internal Revenue Code of 1986, as amended from time to time. References to the Code shall include the valid and binding governmental regulations, court decisions and other regulatory and judicial authority issued or rendered thereunder.

          2.6 "COMMITTEE" means the Organization, Compensation and Nominating Committee of the Board, as specified in Article 3 herein, appointed by the Board to administer the Plan with respect to grants of Awards.

          2.7         "COMMON STOCK" means the common stock of the Company.

          2.8 "COMPANY" means Bassett Furniture Industries, Incorporated, a Virginia corporation, and any successor as provided in Article 18 herein.

          2.9 "DIRECTOR" means any individual who is a member of the Board of Directors of the Company.

          2.10 "DISABILITY" with respect to a Participant, means "disability" as defined from time to time under any long-term disability plan of the Company or Subsidiary with which the Participant is employed.

          2.11 "EARNINGS PER SHARE" means "earnings per common share" of the Company determined in accordance with generally accepted accounting principles that would be reported in the Company's Annual Report to Shareholders.


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          2.12        "EFFECTIVE DATE" shall have the meaning ascribed to such
term in Section 1.1 hereof.

          2.13 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

          2.14 "FAIR MARKET VALUE" with respect to a share of the Company's Common Stock at a particular time, shall be that value as determined by the Committee which shall be (i) if such Common Stock is listed on a national securities exchange, on any given date, (A) the average of the highest and lowest market prices of shares of Common Stock, as reported on the consolidated transaction reporting system for such exchange for that date, or if shares of Common Stock were not traded on such date, on the next preceding day on which shares of Common Stock were traded, or (B) if the Common Stock is not reported on the consolidated transaction reporting system for such exchange, the mean between the highest price and the lowest price at which the Common Stock shall have been sold regular way on a national securities exchange on said date, or, if no sales occur on said date, then on the next preceding date on which there were such sales of Common Stock; or (ii) if the Common Stock shall not be listed on a national securities exchange, the mean between the average high bid and low asked prices last reported by the National Association of Securities Dealers, Inc. for the over-the-counter market on said date or, if no bid and asked prices are reported on said date, then on the next preceding date on which there were such quotations; or (iii) if at any time quotations for the Common Stock shall not be reported by the National Association of Securities Dealers, Inc. for the over-the-counter market and the Common Stock shall not be listed on any national securities exchange, the fair market value determined by the Committee on the basis of available prices for such Common Stock or in such other manner as the Committee may deem reasonable.

          2.15 "FREESTANDING SAR" means an SAR that is granted independently of any Options.

          2.16 "INCENTIVE STOCK OPTION" or "ISO" means an option to purchase Shares, granted under Article 6 herein, and which is designated as an Incentive Stock Option which is intended to meet the requirements of Section 422 of the Code.

          2.17 "INSIDER" shall mean an individual who is, on the relevant date, an officer, director or ten percent (10%) beneficial owner of any class of the Company's equity securities that is registered pursuant to
Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

          2.18 "KEY EMPLOYEE" means an employee of the Company, including an officer of the Company, in a managerial or other important position who can make important contributions to the Company, all as determined by the Committee in its discretion.


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          2.19        "NAMED EXECUTIVE OFFICER" means, for a calendar year, a
Participant who is one of the group of "covered employees" for such calendar year within the meaning of Code Section 162(m) or any successor statute.

          2.20 "NET INCOME" means "net income" of the Company determined in accordance with generally accepted accounting principles that would be reported in the Company's Annual Report to Shareholders.

          2.21 "NONQUALIFIED STOCK OPTION" or "NQSO" means an option to purchase Shares granted to Key Employees under Article 6 herein, and which is not intended to meet the requirements of Code Section 422.

          2.22 "OPERATING MARGIN" means the "operating margin" of the Company determined in accordance with generally accepted accounting principles as determined by the independent accountants regularly employed by the Company.

          2.23 "OPTION" means an Incentive Stock Option or a Nonqualified Stock Option.

          2.24 "OPTION PRICE" means the price at which a Share may be purchased by a Participant pursuant to an Option.

          2.25 "OUTSIDE CONSULTANT" means any third party consultant providing services to the Company to which the Committee determines to make an Award (other than an ISO) under the Plan.

          2.26 "PARTICIPANT" means a Key Employee, or to the extent permitted by the Plan Outside Consultant, who has outstanding an Award granted under the Plan.

          2.27 "PAYMENT SHARES" means an Award granted to a Participant pursuant to Article 8 herein (other than Restricted Stock) in lieu of cash compensation otherwise payable to the Participant under the compensation plans and arrangements of the Company.

          2.28 "PERFORMANCE-BASED EXCEPTION" means the performance-based exception set forth in Code Section 162(m)(4)(C) from the deductibility limitations of Code Section 162(m).

          2.29 "PERFORMANCE SHARE" means an Award granted to a Key Employee, as described in Article 9 herein.

          2.30 "PERIOD OF RESTRICTION" means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, at its discretion), and the Shares are subject to a substantial risk of forfeiture, as provided in Article 8 herein.


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          2.31        "RESTRICTED STOCK" means an Award granted to a
Participant pursuant to Article 8 herein (other than Payment Shares).

          2.32 "RETURN ON ASSETS" means "return on average assets" of the Company determined in accordance with generally accepted accounting principles that would be reported in the Company's Annual Report to Shareholders.

          2.33 "RETURN ON EQUITY" means "return on average common shareholders' equity" of the Company determined in accordance with generally accepted accounting principles that would be reported in the Company's Annual Report to Shareholders.

          2.31 "REVENUES" means the "revenues" of the Company determined in accordance with generally accepted accounting principles that would be reported in the Company's Annual Report to Shareholders.

          2.32        "SHARES" means the shares of Common Stock of the Company.

          2.33 "STOCK APPRECIATION RIGHT" or "SAR" means an Award, granted alone or in connection with a related Option, designated as an SAR, pursuant to the terms of Article 7 herein.

          2.34 "SUBSIDIARY" means any corporation, partnership, joint venture, affiliate, or other entity in which the Company has an ownership interest, and which the Committee designates as a participating entity in the Plan.

          2.35 "TANDEM SAR" means an SAR that is granted in connection with a related Option, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

          2.36 "TOTAL SHAREHOLDER RETURN" means the percentage change in value of an initial investment in Shares over a specified period assuming reinvestment of all dividends during the period.

ARTICLE 3. ADMINISTRATION

          3.1 THE COMMITTEE. The Plan shall be administered by the Organization, Compensation and Nominating Committee of the Board or by any other Committee appointed by the Board consisting of not less than two (2) Directors. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors. Each of the members of the Committee shall be a "Non-Employee Director" within the meaning of Rule 16b-3 under the Exchange Act. In addition, any action taken with respect to Named Executive Officers for purposes of meeting the Performance-Based Exception shall be taken by the Committee only if all of the members of the Committee are "outside directors" within the meaning of Code
Section 162(m), subject to any applicable transition rules under Code Section 162(m).


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If all of the members of the Committee are not "outside directors", such action shall be taken by a subcommittee of the Committee comprised of at least two (2) members who are "outside directors."

          3.2 AUTHORITY OF THE COMMITTEE. Except as limited by law, or by the Articles of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Committee shall have full power to select Key Employees who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and provisions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 15 herein), amend the terms and provisions of any outstanding Award to the extent such terms and provisions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. To the extent permitted by law, the Committee may delegate its authority hereunder.

          3.3 DECISIONS BINDING. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its shareholders, employees, Participants, and their estates and beneficiaries.

ARTICLE 4. SHARES SUBJECT TO THE PLAN

          4.1 NUMBER OF SHARES AVAILABLE FOR GRANTS. Subject to the provisions of this Article IV, the maximum number of Shares that may be delivered to Participants (or their beneficiaries) under the Plan shall equal the sum of:

          (i)         Nine Hundred Fifty Thousand (950,000); plus

          (ii) the number of Shares available for future awards under the Company's 1993 Long-Term Incentive Plan as of the Effective Date; plus

          (iii) any Shares that are represented by awards granted under any prior plan of the Company which are forfeited, expire or are canceled without the delivery of Shares or which result in the forfeiture of Shares back to the Company.

          Any Shares covered by an Award (or portion of an Award) granted under the Plan which is forfeited, is canceled, expires or is settled in cash shall be deemed to not have been delivered for purposes of determining the maximum number of Shares available for delivery under the Plan. In addition, if any Stock Option is exercised by the Participant tendering previously-acquired Shares owned by the Participant in payment of all or a portion of the Option Price, then only the number of Shares issued net of the Shares so tendered shall be deemed delivered for purposes of determining the maximum number of Shares available for delivery under the Plan. Further, Shares issued under the Plan through the settlement, assumption or substitution of outstanding


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awards or obligations to grant future awards as a condition to the Company acquiring another entity shall not reduce the maximum number of Shares available for delivery under the Plan.

          Notwithstanding any provision of this Plan to the contrary, the following additional limits shall apply:

          (i) No more than Nine Hundred Fifty Thousand (950,000) Shares may cover Incentive Stock Options granted under the Plan.

          (ii) The maximum number of Shares that may be covered by Awards to an individual Participant shall not exceed Two Hundred Eighty-Five Thousand (285,000) during any three
                      (3) consecutive calendar years.

          The number of Shares reserved for grants of Awards and the limits on such Awards under this Section 4.1 shall be subject to adjustment as provided in Section 4.2.

        4.2 ADJUSTMENTS IN AUTHORIZED SHARES. In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code
Section 368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares which may be delivered under the Plan under Section 4.1, and in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be a whole number.

ARTICLE 5. ELIGIBILITY AND PARTICIPATION

          5.1 ELIGIBILITY. Persons eligible to participate in this Plan are any Outside Consultants selected by the Committee and all Key Employees of the Company, as determined by the Committee, including Key Employees who are Directors, but excluding Directors who are not Key Employees.

          5.2 ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the Committee may, from time to time, select from any Outside Consultants and all eligible Key Employees those to whom Awards shall be granted and shall determine the nature and amount of each Award.


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ARTICLE 6. STOCK OPTIONS

          6.1 GRANT OF OPTIONS. Subject to the terms and provisions of the Plan, Options may be granted to Key Employees in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee. In addition, subject to the terms and provisions of the Plan, NQSOs (but not ISOs) may be granted to Outside Consultants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee

          6.2 AWARD AGREEMENT. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO within the meaning of
Section 422 of the Code, or an NQSO whose grant is intended not to fall under Code Section 422.

          6.3 OPTION PRICE. The Committee shall determine the Option Price for each grant of an Option under this Plan, which such Option Price (i) shall not be less than the Fair Market Value of a Share on the date of grant and (ii) shall be set forth in the applicable Award Agreement.

          6.4 DURATION OF OPTIONS. Each Option shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.

          6.5 EXERCISE OF OPTIONS. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve and which shall be set forth in the applicable Award Agreement, which need not be the same for each grant or for each Participant.

          6.6 PAYMENT. Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

          The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent, or (b) by tendering (either actually or by attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares which are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price), or (c) by a combination of (a) and (b).

          The Committee also may allow cashless exercise as permitted under Federal Reserve Board's Regulation G or Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law.

          As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant's name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

          6.7 RESTRICTIONS ON SHARE TRANSFERABILITY. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

          6.8 TERMINATION OF EMPLOYMENT. Each Participant's Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant's employment with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all Options issued pursuant to this Article 6, may reflect distinctions based on the reasons for termination of employment and may include provisions relating to the Participant's competition with the Company after termination of employment. In that regard, if an Award Agreement permits exercise of an Option following the death of the Participant, the Award Agreement shall provide that such Option shall be exercisable to the extent provided therein by any person that may be empowered to do so under the Participant's will, or if the Participant shall fail to make a testamentary disposition of the Option or shall have died intestate, by the Participant's executor or other legal representative.

          6.9         NONTRANSFERABILITY OF OPTIONS.

          (a)         INCENTIVE STOCK OPTIONS. No ISO granted under this
                      Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

          (b) NONQUALIFIED STOCK OPTIONS. Except as otherwise provided in a Participant's Award Agreement, no NQSO granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, all NQSOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.

          6.10 NO RIGHTS. A Participant granted an Option shall have no rights as a shareholder of the Company with respect to the Shares covered by such Option except


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
to the extent that Shares are issued to the Participant upon the due exercise of the Option.

ARTICLE 7. STOCK APPRECIATION RIGHTS

          7.1 GRANT OF SARS. Subject to the terms and provisions of the Plan, SARs may be granted to Key Employees at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SAR.

          The Committee shall have complete discretion in determining the number of Shares covered by SARs granted hereunder (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and provisions pertaining to such SARs. The number of Shares covered by a Freestanding SAR shall be counted against the number of Shares available for grants of Awards under Section 4.1, but the number of Shares covered by a Tandem SAR shall not be so counted.

          The grant price of a Freestanding SAR shall equal the Fair Market Value of a Share on the date of grant of the SAR. The grant price of Tandem SARs shall equal the Option Price of the related Option.

          7.2 EXERCISE OF TANDEM SARS. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

          Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

          7.3 EXERCISE OF FREESTANDING SARS. Freestanding SARs may be exercised upon whatever terms and provisions the Committee, in its sole discretion, imposes upon them.

          7.4 SAR AGREEMENT. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Committee shall determine.

          7.5 TERM OF SARS. The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that such term shall not exceed ten (10) years.


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          7.6         PAYMENT OF SAR AMOUNT. Upon exercise of an SAR, a
Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

          (a) The difference between the Fair Market Value of a Share on the date of exercise over the grant price; by

          (b) The number of Shares with respect to which the SAR is exercised.

          At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof; provided, however, that from and after the date of a Change in Control, the exercise of an SAR may be settled only in cash.

          7.7 RULE 16b-3 REQUIREMENTS. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on exercise of an SAR (including, without limitation, the right of the Committee to limit the time of exercise to specified periods) as may be required to satisfy the requirements of Section 16 (or any successor provision) of the Exchange Act.

          7.8 TERMINATION OF EMPLOYMENT. Each SAR Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant's employment with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment. In that regard, if an Award Agreement permits exercise of an SAR following the death of the Participant, the Award Agreement shall provide that such SAR shall be exercisable to the extent provided therein by any person that may be empowered to do so under the Participant's will, or if the Participant shall fail to make a testamentary disposition of the SAR or shall have died intestate, by the Participant's executor or other legal representative.

          7.9 NONTRANSFERABILITY OF SARS. Except as otherwise provided in a Participant's Award Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

          7.10 NO RIGHTS. A Participant granted an SAR shall have no rights as a shareholder of the Company with respect to the Shares covered by such SAR except to the extent that Shares are issued to the Participant upon the due exercise of the SAR.

ARTICLE 8. PAYMENT SHARES AND RESTRICTED STOCK

          8.1 PAYMENT SHARES. The Committee may, at any time and from time to time in its sole an exclusive discretion, grant to a Participant Payment Shares in lieu of cash compensation otherwise payable to the Participant under any compensation plans or arrangements of the Company, which such Payment Shares shall have an aggregate Fair Market Value on the date of grant equal to the amount of the cash compensation otherwise payable to the Participant.

          8.2 GRANT OF RESTRICTED STOCK. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to eligible Key Employees or Outside Consultants in such amounts as the Committee shall determine.

          8.3 RESTRICTED STOCK AWARD AGREEMENT. Each Restricted Stock grant shall be evidenced by a Restricted Stock Award Agreement that shall specify the Period of Restriction, or Periods, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine

          8.4 TRANSFERABILITY. Except as provided in this Article 8, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Restricted Stock Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

          8.5 OTHER RESTRICTIONS. The Committee may impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance goals (Company-wide, divisional, and/or individual), time-based restrictions on vesting following the attainment of the performance goals, and/or restrictions under applicable Federal or state securities laws.

          The Company shall retain the certificates representing Shares of Restricted Stock in the Company's possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

          Except as otherwise provided in this Article 8 or in the applicable Award Agreement, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction.

          8.6 VOTING RIGHTS. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares.

          8.7 DIVIDENDS AND OTHER DISTRIBUTIONS. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may be credited with regular cash dividends paid with respect to the underlying Shares while they are so held. The Committee may apply any restrictions to the dividends that the Committee deems appropriate.

          In the event that any dividend constitutes a "derivative security" or an "equity security" pursuant to Rule 16(a) under the Exchange Act, such dividend shall be subject to a vesting period equal to the remaining vesting period of the Shares of Restricted Stock with respect to which the dividend is paid.

          8.8 TERMINATION OF EMPLOYMENT. Each Restricted Stock Award Agreement shall set forth the extent to which the Participant shall have the right to receive unvested Restricted Shares following termination of the Participant's employment with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all Shares of Restricted Stock issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment. In amplification but not limitation of the foregoing, in the case of an award of Restricted Stock to a Named Executive Officer which is intended to qualify for the Performance-Based Exception, the Award Agreement may provide that such Restricted Stock may become payable in the event of a termination of employment by reason of death, Disability or Change in Control, such payment not to occur before attainment of the related performance goal.

ARTICLE 9. PERFORMANCE SHARES

          9.1 GRANT OF PERFORMANCE SHARES. Subject to the terms and provisions of the Plan, Performance Shares may be granted to eligible Key Employees or Outside Consultants in such amount and upon such terms, and at such time(s), as shall be determined by the Committee. The number and/or vesting of Performance Shares granted, in the Committee's discretion, shall be contingent upon the degree of attainment of specified performance goals or other conditions over a specified period (the "Performance Period"). The terms and provisions of an Award of Performance Shares shall be evidenced by an appropriate Award Agreement.

          9.2 VALUE OF PERFORMANCE SHARES. The value of a Performance Share at any time shall equal the Fair Market Value of a Share at such time.

          9.3 FORM AND TIMING OF PAYMENT OF PERFORMANCE SHARES. During the course of a Performance Period, the Committee shall determine the number of Performance Shares as to which the Participant has earned a right to be paid pursuant to the terms of the applicable Award Agreement. The Committee shall pay any earned Performance Shares as soon as practicable after they are earned in the form of cash, Shares or a combination thereof (as determined by the Committee) having an aggregate Fair Market Value equal to the value of the earned Performance Shares as of the date they are earned. Any Shares used to pay out earned Performance Shares may be granted subject to any restrictions deemed appropriate by the Committee. In addition, the Committee, in its discretion, may cancel any earned Performance Shares and grant Stock Options to the Participant which the Committee determines to be of equivalent value based on a conversion formula stated in the Performance Shares Award Agreement.

          The Committee, in its discretion, may also grant dividend equivalents rights with respect to earned but unpaid Performance Shares as evidenced by the applicable Award Agreement. Performance Shares shall not have any voting rights.

          9.4 TERMINATION OF EMPLOYMENT. Each Performance Share Award Agreement shall set forth the extent to which the Participant shall have the right to receive unearned Performance Shares following termination of the Participant's employment with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreements entered into with Participants, need not be uniform among all Performance Shares awarded pursuant to the Plan, and may reflect distinctions based on the reasons of termination of employment. In amplification but not limitation of the foregoing, in the case of an award of Performance Shares to a Named Executive Officer which is intended to qualify for the Performance-Based Exception, the Award Agreement may provide that such Performance Shares may become payable in the event of a termination of employment by reason of death, Disability or Change in Control, such payment not to occur before attainment of the related performance goal.

          9.5 NONTRANSFERABILITY. Except as otherwise provided in a Participant's Award Agreement, Performance Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, a Participant's rights under the Plan shall be exercisable during the Participant's lifetime only by the Participant.

ARTICLE 10. PERFORMANCE MEASURES
          The performance measure(s) to be used for purposes of Awards (other than Options) to Named Executive Officers which are designed to qualify for the Performance-Based Exception shall be chosen from among the following alternatives:

          (a)         Earnings Per Share;

          (b)         Net Income;

          (c)         Operating Margin;

          (d)         Return On Assets;

          (e)         Return On Equity;

          (f)         Revenues; or

          (g)         Total Shareholder Return.

          In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval.

ARTICLE 11. BENEFICIARY DESIGNATION

          Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

ARTICLE 12. DEFERRALS

          The Committee may permit a Participant to defer such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock, or the satisfaction of any requirements or goals with respect to Performance Shares. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

ARTICLE 13. RIGHTS OF KEY EMPLOYEES

          13.1 EMPLOYMENT. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company. For purposes of this Plan, a transfer of a Participant's employment between the Company and a Subsidiary, or between Subsidiaries, shall not be deemed to be a termination of employment.

          13.2 PARTICIPATION. No Key Employee shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

ARTICLE 14. CHANGE IN CONTROL

          14.1 TREATMENT OF OUTSTANDING AWARDS. Upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges:

          (a) Any and all Options and SARs granted hereunder shall become immediately exercisable, and shall remain exercisable throughout their entire term;

          (b) Any restriction periods and restrictions imposed on shares of Restricted Stock shall lapse; and

          (c) The target payout opportunities attainable under all outstanding Awards of Restricted Stock and Performance Shares shall be deemed to have been fully earned for the entire Performance Period(s) as of the effective date of the Change in Control, and the vesting of all Awards shall be accelerated as of the effective date of the Change in Control.

          14.2 LIMITATION ON CHANGE-IN-CONTROL BENEFITS. It is the intention of the Company and the Participants to reduce the amounts payable or distributable to a Participant hereunder if the aggregate Net After Tax Receipts (as defined below) to the Participant would thereby be increased, as a result of the application of the excise tax provisions of Section 4999 of the Code. Accordingly, anything in this Plan to the contrary notwithstanding, in the event that the independent accountants regularly employed by the Company immediately prior to any "change" described below (the "Accounting Firm") shall determine that receipt of all Payments (as defined below) would subject the Participant to tax under Section 4999 of the Code, it shall determine whether some amount of Payments would meet the definition of a "Reduced Amount," (as defined below). If the Accounting Firm determines that there is a Reduced Amount, the aggregate Payments shall be reduced to such Reduced Amount in accordance with the provisions of Section 14.2(b) below.

          (a)         For purposes of this Section 14.2(a):

                      (i) A "Payment" shall mean any payment or distribution in the nature of compensation to or for the benefit of a Participant who is a "disqualified individual" within the meaning of
                                Section 280G(c) of the Code and which is contingent on a "change" described in Section 280G(b)(2)(A)(i) of the Code with respect to the Company, whether paid or payable pursuant to this Plan or otherwise;

                      (ii) "Plan Payment" shall mean a Payment paid or payable pursuant to this Plan (disregarding this Section 14.2);

                      (iii) "Net After Tax Receipt" shall mean the Present Value of a Payment, net of all taxes imposed on the Participant with respect thereto under Sections 1 and 4999 of the Code, determined by applying the highest marginal rate under
                                Section 1 of the Code which applied to the Participant's Federal taxable income for the immediately preceding taxable year;

                      (iv) "Present Value" shall mean such value determined in accordance with Section 280G(d)(4) of the Code; and

                      (v) "Reduced Amount" shall mean the smallest aggregate amount of Payments which (A) is less than the sum of all Payments and (B) results in aggregate Net After Tax Receipts which are equal to or greater than the Net After Tax Receipts which would result if all Payments were paid to or for the benefit of the Participant.

          (b) If the Accounting Firm determines that aggregate Payments should be reduced to the Reduced Amount, the Committee shall promptly give the Participant notice to that effect and a copy of the detailed calculation thereof, and the Participant may then elect, in the Participant's sole discretion, which and how much of the Payments, including without limitation Plan Payments, shall be eliminated or reduced (as long as after such election the Present Value of the aggregate Payments is equal to the Reduced Amount), and shall advise the Committee in writing of such election within ten (10) days of the Participant's receipt of notice. If no such election is made by the Participant within such ten (10) day period, the Committee may elect which of the Payments, including without limitation Plan Payments, shall be eliminated or reduced (as long as after such election the Present Value of the aggregate Payments is equal to the Reduced Amount) and shall notify the Participant promptly of such election. All determinations made by the Accounting Firm under this Section 14.2 shall be binding upon the Company and the Participant and shall be made within sixty (60) days immediately following the event constituting the "change" referred to above. As promptly as practicable following such determination, the Company shall pay to or distribute for the benefit of the Participant such Payments as are then due to the Participant under this Plan.

          (c) At the time of the initial determination by the Accounting Firm hereunder, it is possible that amounts will have been paid or distributed by the Company to or for the benefit of the Participant pursuant to this Plan which should not have been so paid or distributed ("Overpayment") or that additional amounts which will have not been paid or distributed by the Company to or for the benefit of the Participant pursuant to this Plan could have been so paid or distributed ("Underpayment"), in each case, consistent with the calculation of the Reduced Amount hereunder. In the event that the Accounting Firm, based either upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant which the Accounting Firm believes has a high probability of success or controlling precedent or other substantial authority, determines that an Overpayment has been made, any such Overpayment paid or distributed by the Company to or for the benefit of the Participant shall be treated for all purposes as a loan ab initio to the Participant which the Participant shall repay to the Company together with interest at the applicable Federal rate provided for in Section 7872(f)(2) of the Code; provided, however, that no such loan shall be deemed to have been made and no amount shall be payable by the Participant to the Company if and to the extent such deemed loan and payment would not either reduce the amount on which the Participant is subject to tax under Section 1 and Section 4999 of the Code or generate a refund of such taxes.

                      In the event that the Accounting Firm, based upon controlling precedent or other substantial authority, determines that an Underpayment has occurred, any such Underpayment shall be promptly paid by the Company to or for the benefit of the Participant together with interest at the applicable Federal rate provided for in Section 7872(f)(2) of the Code.

          14.3 TERMINATION, AMENDMENT, AND MODIFICATIONS OF CHANGE-IN-CONTROL PROVISIONS. Notwithstanding any other provision of this Plan or any Award Agreement provision, the provisions of this Article 14 may not be terminated, amended, or modified on or after the date of a Change in Control to affect adversely any Award theretofore granted under the Plan without the prior written consent of the Participant with respect to said Participant's outstanding Awards; provided, however, the Board of Directors, upon recommendation of the Committee, may terminate, amend, or modify this Article 14 at any time and from time to prior to the date of a Change in Control.

ARTICLE 15. AMENDMENT, MODIFICATION, AND TERMINATION

          15.1 AMENDMENT, MODIFICATION, AND TERMINATION. The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part. The Committee shall not have the authority to cancel outstanding Awards and issue substitute Awards in replacement thereof.

          15.2 AWARDS PREVIOUSLY GRANTED. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

          15.3        ACCELERATION OF AWARD VESTING; WAIVER OF RESTRICTIONS.
Notwithstanding any provision of this Plan or any Award Agreement provision to the contrary, the Committee, in its sole and exclusive discretion, shall have the power at any time to (i) accelerate the vesting of any Award granted under the Plan, including without limitation, acceleration to such a date that would result in said Awards becoming immediately vested, or (ii) waive any restrictions of any Award granted under the Plan.

ARTICLE 16. WITHHOLDING

          16.1 TAX WITHHOLDING. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of this Plan.

          16.2 SHARE WITHHOLDING. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date as of which the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All such elections shall be made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

ARTICLE 17. INDEMNIFICATION

          Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE 18. SUCCESSORS

          All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE 19. LEGAL CONSTRUCTION

          19.1 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

          19.2 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

          19.3 REQUIREMENTS OF LAW. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

          19.4 SECURITIES LAW COMPLIANCE. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions or Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

          19.5 GOVERNING LAW. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the Commonwealth of Virginia.